EMAGIN CORPORATION

                         SECURED NOTE PURCHASE AGREEMENT


          THIS SECURED NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of November 27, 2001, by and among eMagin Corporation, a Delaware corporation (the "Company"), and each of the investors as may be listed, from time to time, on Schedule A attached hereto (each an "Investor" or collectively, the "Investors").

          The parties hereby agree as follows:

          1.  Purchase  and  Sale  of  Secured  Notes;   Issuance  of  Warrants.

          (a) (i) The Company has duly authorized for sale, issue and delivery the secured convertible notes (the "Notes") for a total aggregate principal amount not to exceed $1,500,000 (the "Maximum Note Amount"), all such Notes shall be due and payable on August 30, 2002 (the "Maturity Date") (unless prepaid or converted prior to such date pursuant to the terms of such Notes) and shall otherwise be substantially in the form attached to this Agreement as Exhibit A. Each Note shall be issued to an Investor pursuant to this Agreement in the principal amounts set forth on Schedule A opposite each such Investor's name. The total aggregate principal amount of Notes to be sold, issued and delivered by the Company at the Initial Closing (as such term is defined below) shall not exceed $875,000.

               (ii) The Company has duly authorized for sale, issue and delivery the three year warrants (the "Warrants" and together with the Notes and any Common Stock (defined below) issued thereunder, the "Securities") to purchase up to 652,176 shares, subject to adjustment (the "Maximum Warrant Amount") of the Company's common stock, par value $.001 per share (the "Common Stock"), such Warrants to be substantially in the form attached to this Agreement as Exhibit
B. The total aggregate amount of shares of Common Stock to be issued pursuant to the Warrants to be sold, issued and delivered by the Company at the Initial Closing shall not exceed 359,590 shares of Common Stock.

          (b) Subject to the terms of this Agreement, each Investor agrees to purchase, and the Company agrees to issue to each Investor, a Note and Warrants for a purchase price and amount as set out on Schedule A attached hereto.

          (c) The initial purchase and sale of the Notes and Warrants shall take place concurrently with the execution of this Agreement (the "Initial Closing"). At the Initial Closing, the Company shall deliver to each Investor (i) an executed counterpart to this Agreement and (ii) a Note in the respective principal amount specified opposite each Investor's name under the heading "Commitment" on Schedule A attached hereto, in all cases against delivery to the Company by the Investor of (x) an executed counterpart to this Agreement and (y) the respective purchase price of each such Note and the Warrants in the amount described in the preceding clause (ii) by bank wire transfer of immediately available funds to an account designated in writing by the Company.

          (d) At the Initial Closing, the Company will promptly issue to each Investor a Warrant to purchase such number of shares, subject to adjustment, as specified opposite each Investor's name under the heading "Warrant Amount" on Schedule A attached hereto, each such Warrant to have an exercise price per share equal to 120% closing price of the Common Stock on the American Stock Exchange (or the over-the-counter market) for the trading day immediately preceding the date of the Initial Closing (the "Warrant Exercise Price") as reported by the Wall Street Journal, New York City edition; provided, however, that at no time shall the Company be obligated to issue Warrants if such issuance would result in any Investor being able to acquire more than 19.9% of the Company's outstanding Common Stock upon exercise of the Warrants in contravention of the rules of the American Stock Exchange or any other self-regulatory organization constituting the principal trading market for the Common Stock. The Warrants shall be substantially in the form attached to this Agreement as Exhibit B.

          (e) Subsequent to the Initial Closing and prior to the Maturity Date, provided that the respective Maximum Note Amount and Maximum Warrant Amount have not been issued by the Company and subject to the last sentence of this Section 1(e), the Company may, at its sole discretion, agree to permit Investors or additional Investors to subscribe for additional Notes (provided each such additional Note shall have a principal amount of not less than $25,000) and related Warrants, substantially on the same terms as Sections 1(c) and (d) (and provided that each such additional Note and Warrant, as the case may be, shall be issued on the same terms (other than recipient, date and amount) as the Notes and Warrants issued by the Company at the Initial Closing) until the Maximum Note Amount and the Maximum Warrant Amount have been issued by the Company; provided further that no additional Notes or Warrants shall be issued under this
Section 1(e) unless each transferee thereof shall have concurrently with the entering into of this Agreement, entered into the Security Agreement (as defined in Section 4(a)). The closing of each additional subscription of Notes and Warrants (the "Additional Closings") pursuant to this Section 1(e) shall occur at such place and time as may be agreed upon by such additional Investors and the Company; provided that no Additional Closings shall occur after January 31, 2002. Any additional Notes or Warrants issued up to the Maximum Note Amount or the Maximum Warrant Amount, as the case may be, under this Section 1(e) shall be restricted to issuances to shareholders of record of the Company on the date of the Initial Closing unless such issuance is approved by 75% (in dollar terms of the principal amount) of the holders of Notes as of the Initial Closing date.

          (f) Notwithstanding anything to the contrary contained in this Agreement or any Notes issued hereunder, if each of the initial Investors shall not have delivered to the Company wire directions or other evidence satisfactory to the Company, acting reasonably, of irrevocable instruction to its respective banking or financial institutions to transfer and deliver to the Company's account, by wire transfer or otherwise, the amounts due from each such initial Investor at the Initial Closing pursuant to Section 1(a) above (and amounting to, in the aggregate, $750,000, in immediately available funds), by the close of business on November 28, 2001, then this Agreement and any Notes issued hereby (including any schedules or exhibits attached

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hereto)  shall be null and void,  and of no further  force and  effect,  and any amounts, if any, received by the Company from any initial Investor pursuant to this Agreement or such Notes shall be promptly (and in any case no later than the close of business on the immediately following business day) returned by the Company to such respective initial Investors in such amounts as may have transferred to the Company by such initial Investors; provided, that, any Notes or Warrants issuable hereunder to such initial Investors shall not be required to be released or issued by the Company to each such initial Investor unless and until the respective amounts due in respect of such Notes and Warrants shall have been actually received by the Company.

          2. Representations and Warranties of the Investors. As of the date of Initial Closing or of the Additional Closing, as the case may be, each Investor severally as to itself and not jointly hereby represents and warrants to the Company as follows:

          (a) Such Investor is acquiring its respective Note and will acquire its respective Warrants for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, such Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

          (b) Such Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and, therefore, such Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by applicable securities laws; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied. For greater certainty, the restrictive legend referred to in clause
(iii) shall be substantially in the following form:

     THIS SECURITY (A) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, AND (B) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) Such Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor has requested. Such Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as the Investor has found necessary to make an informed investment decision. Such Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

          (d) Such Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

          (e) (i) Such Investor has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (f) During the period such Investor holds any Note, neither such Investor nor any person acting on its behalf (i) has the intention of entering, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock that may be acquired upon exercise of the Warrants or the conversion of the Notes or (ii) will use shares of Common Stock that may be acquired upon exercise of the Warrants or the conversion of the Notes to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

          3.   Representations  and  Warranties  of  the  Company.  The  Company
represents    and   warrants   to   each   of   the    Investors   as   follows:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. As used in this Agreement, a "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the

Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Securities.

          (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Securities, pursuant to their respective terms, (ii) the execution and delivery of this Agreement and the
Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) each of this Agreement, the Notes, and the Warrants when executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 25,171,183 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth in the SEC Documents and the attached Schedule 3(c), no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrant, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents and the attached Schedule 3(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has filed as exhibits to the SEC Documents true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the AMEX questioning or threatening the continued inclusion of the Common Stock on such market.

          (d) Issuance of Securities. The Notes and Warrants (and the shares of Common Stock underlying such Warrants) to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms of the Notes and Warrants, the Common Stock issued on exercise of the Warrants and the conversion of the Notes shall be validly issued and outstanding, fully paid and non-assessable.

          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected. To the knowledge of the Company, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

          (f) SEC Documents, Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has directed the Investor to accurate and readily accessible sources of true and correct copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under the United States Generally Accepted Accounting Principles, as those conventions, rules and procedures are determined by the Financial Accounting Standards Board ("GAAP"), and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Notes and Warrants. To the best of the Company's knowledge, none of this Agreement, other agreements, written statements or certificates made or delivered in connection herewith and the SEC Documents, when taken in the aggregate, as of the date of the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          (h) No Liens. Other than in respect of leased tangible equipment used by the Company in the ordinary course of business, the Company is, as of the Closing, the owner of all Collateral (as such term is defined in the Security Agreement referred to in Section 4(a) of this Agreement) free from any security interest, deed of trust, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Company's property (other than Permitted Liens, as such term is defined in the Security Agreement) and the Company has not issued or committed to issue any indebtedness ranking equal to or higher in priority to the security interests to be granted in the Collateral under the Security Agreement to secure the obligations under the Notes.

          (i) Creditor Actions. The Company has not received any written notice of foreclosure, involuntary bankruptcy or other material adverse creditor actions against the Company and has no actual knowledge of potential foreclosure, involuntary bankruptcy or other material adverse creditor actions affecting the Company.

          (j) Patents. To the best of the Company's knowledge, (i) the Company has not received any written notice of any claim from any third party (including, without limitation, any governmental or regulatory entity) and no such third party claims are pending challenging the right of the Company to use the patents (collectively, the "Security Agreement Patents") listed on Annex G to the Security Agreement (as defined in Section 4(a)) or alleging any violation or infringement by the Company thereof, and (ii) each Security Agreement Patent shown as registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers of patents and trademarks and remain in full force and effect as of the date of the Initial Closing without any material defect.

          (k) Litigation. The Company is not party to or aware of any actual or asserted litigation claims filed in any court that in the aggregate could result in damages in excess of $500,000.

          4. Miscellaneous.

          (a) Security. The Notes shall be secured by a general security interest under a Security Agreement (the "Security Agreement"), dated as of November 20, 2001, between the Company, as assignor of the security interest and Verus Support Services Inc., as collateral agent for the Investors, with such security granted for the ratable benefit of all of the Investors as holders of the Notes. Reference is hereby made to the Security Agreement for a statement of the rights and obligations of the Investors, and the nature and extent of the security for, the Notes.

          (b) Fees and Expenses. Each party shall pay all of its own fees and expenses related to the transactions contemplated by this Agreement.

          (c)  Survival.   The   representations,   warranties,   covenants  and
agreements made herein shall survive the date of the Initial Closing or the date of Additional Closing, as the case may be.

          (d) Entire Agreement; Amendment. This Agreement, including but not limited to the form of Note (attached hereto as Exhibit A), the form of Warrant (attached hereto as Exhibit B), the form of Security Agreement (attached hereto as Exhibit C), the form of Registration Rights Agreement (attached hereto as Exhibit D) and the other schedules and exhibits attached hereto, all of which form a part of this Agreement, contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought; provided that the addition of additional Investors as per Section 1(e) of this Agreement and any requisite related amendments to Schedule A may be effected by the Company without the consent of the Investors.

          (e) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery, overnight mail or courier service at the address or number designated on the signature pages hereof (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth on the signature pages hereof. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

          (f) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          (g) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          (h) No Third Party Beneficiaries; Assignment. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Each Investor may assign any of its rights under this Agreement to any permitted assignee of the Securities. The Company may not assign any of its rights or obligations under this Agreement without the written consent of each Investor.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and each Investor waives any right to a jury trial with respect to any dispute arising out of this Agreement.

          (j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of counterparts may be by facsimile.

          (k) Publicity. The Company and the Investors may agree upon a press release to be issued by the Company immediately upon execution of this Agreement describing this Agreement and the transactions contemplated hereby. Thereafter, any party may make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, such party must obtain the prior consent of each other party, which consent shall not be unreasonably withheld or delayed.

          (l) Severability. The provisions of this Agreement are severable and, in the event that any court shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

          (m) Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, each of the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          5. Conditions to Initial Closing.

          It shall be a condition to the consummation of the transactions contemplated by this Agreement at the Initial Closing that the Company shall have, concurrently with the execution of this Agreement by the Investors, executed and delivered:

          (a) A copy of an agreement of The Travelers Insurance Company ("Travelers") with the Company limiting the amount of warrants to be issued to Travelers by the Company pursuant to the Note Purchase Agreement, entered into as of August 21, 2001 by the Company and Travelers, to seventy percent (70%) of the relevant indebtedness issued under such agreement;

          (b) to the Collateral Agent (as such term is defined therein) the Security Agreement (as defined in Section 4(a)) in the form attached to this Agreement as Exhibit C, and two completed originals of a UCC Form 1 suitable for filing and the applicable federal assignment forms executed by the Company sufficient for the Collateral Agent to perfect the security interests created therein;

          (c) the Registration Rights Agreement, dated as of November 27, 2001, by and among the Company and the Investors (the "Registration Rights Agreement") in the form attached to this Agreement as Exhibit D;

          (d) the Warrants, each such Warrant to be in the amount required to be issued to each Investor on the date of the Initial Closing pursuant to Section 1(d) and in the form attached to this Agreement as Exhibit B; and

          (e) a legal opinion of Company's counsel to the effect that the entering into of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company and that the execution, delivery and performance of this Agreement by the Company will not violate or conflict with the Amended and Restated Articles of Incorporation or Bylaws of the Company.

          6. Additional Covenants of Company.

          The Company covenants and agrees with the Investors that the Company shall not issue any secured debt (excluding tangible equipment leased in the ordinary course of business and Permitted Liens, as defined in the Security Agreement) or any other security (excluding Permitted Liens, as defined in the Security Agreement) which in form or substance represent or are equal to or senior to the secured interests granted under the Security Agreement without the approval of holders of such Notes who hold in the aggregate seventy-five (75%) or more of such Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this

Agreement); provided that nothing in this Section 6 shall require the Company to obtain such approval to issue additional Notes pursuant to Section 1(e) of this Agreement.

                            [Signature Pages Follow]

          This Agreement has been duly executed as of the date and year first written above.


                         EMAGIN CORPORATION


                         By
                           -------------------------
                               Name:
                               Title:



                         INVESTORS:

                         RAINBOW GATE CORPORATION


                         By
                           -------------------------
                             Name:
                             Title:


                         MORTIMER D.A. SACKLER


                         ---------------------------
                             Mortimer D. A. Sackler

                             Address:





                         MARTIN SOLOMON


                         ---------------------------
                             Mr. Martin Solomon

                             Address:

                         SOVEREIGN BANCORP LTD.


                         By
                           -------------------------
                             Name:
                             Title:


                         JAMES M. ARKOOSH


                         ---------------------------
                             Mr. James M. Arkoosh

                             Address:



                         JACK RIVKIN


                         ---------------------------
                             Mr. Jack Rivkin

                             Address:

                             Schedule A - INVESTORS


Name and Address of Investor                             Commitment           Warrant Amount
                                                  (and Principal Note Amout)


----------------------------------------------------------------------------------------------
Rainbow Gate Corporation                             $ 300,000                   123,288

c/o Mundipharma House
14 Par-la-Ville Road
Hamilton HMJX, Bermuda
Attn:  Mr. Douglas Docherty

Mr. Mortimer D.A. Sackler                            $ 200,000                    82,192

Address:


Mr. Martin Solomon                                   $ 125,000                    51,370

Address:


Sovereign Bancorp Ltd.                               $ 100,000                    41,096

Bldg. #2 Chelston Pk., Ground Floor St. Michael
Barbados, West Indies
(246) 436-1002

Mr. James M. Arkoosh                                 $  25,000                    10,274

Address:



                                                                               Schedule A
                                                                                   Page 2
Mr. Jack Rivkin                                      $ 125,000                    51,370

Address:



                         Schedule 3(c) -- Capitalization


          The Company has outstanding commitments in respect of its shares of Common Stock ("shares") pursuant to:

          (i) various warrants granted prior to March, 2000 at exercise prices per share ranging from $1.72 to $26.25, of which an aggregate of 730,172 shares are issuable;

          (ii) the Company's 1994 Stock Option Plan of which an aggregate of 1,286,000 shares are reserved for issuance;

          (iii) the Company's 2000 Stock Option Plan of which a maximum of 5,900,000 shares are authorized and available for issuance thereunder;

          (iv) the Company's 2001 Employee Stock Purchase Plan of which a maximum of 750,000 shares are authorized and available for issuance thereunder;

          (v) the potential issuance of up to 954,417 shares to The Travelers Insurance Company pursuant to the exercise of certain warrants and/or a promissory note issued under a Note Purchase Agreement dated as of August 20, 2001; and

          (vi) the potential issuance of up to 2,909,229 shares to SK Corporation pursuant to the exercise of certain warrants and/or a promissory note issued under a Securities Purchase Agreement dated as of September 18, 2001 (the "SK Purchase Agreement").

                            Exhibit A - Form of Note

                                 [See Attached]

                           Exhibit B - Form of Warrant

                                 [See Attached]

                     Exhibit C - Form of Security Agreement

                                 [See Attached]

                Exhibit D - Form of Registration Rights Agreement

                                 [See Attached]